The Vantagepoint Funds
Semi Annual 06/30/2004
Attachment Filed in Response to Form N-SAR Sub-Item 77P
Semi-Annual Expense Ratios
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

                                        Ratio of
Fund Name                               expenses to ANA

All-Equity Growth                       0.15%
Long-Term Growth                        0.14%
Traditional Growth                      0.14%
Conservative Growth                     0.14%
Savings Oriented                        0.15%
Growth & Income                         0.82%
Equity Income                           0.90%
International                           1.17%
US Government                           0.57%
Income Preservation                     0.82%
Aggressive Opportunities                1.21%
Core Bond Class I                       0.45%
Growth                                  0.96%
Overseas Equity Index Class I           0.69%